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Exhibit 11.2

                          MEDICAL MANAGER CORPORATION
                                   PRO FORMA
              PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE
                          AND COMMON EQUIVALENT SHARE
                 THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             THREE MONTHS         NINE MONTHS
                                                                ENDED                ENDED
                                                          SEPTEMBER 30, 1996   SEPTEMBER 30, 1996
                                                          ------------------   ------------------
Net Income                                                            $1,224               $4,570
                                                          ==================   ==================
EARNINGS PER COMMON AND COMMON EQUIVALENT
     SHARE - PRIMARY:
-----------------------------------------

Weighted average common shares outstanding                            19,237               19,237
                                                          ------------------   ------------------
Common and common equivalent shares - primary                         19,237               19,237
                                                          ==================   ==================
Net earnings per share - primary                                       $0.06                $0.24
                                                          ==================   ==================
EARNINGS PER COMMON AND COMMON EQUIVALENT
     SHARE - FULLY DILUTED:
-----------------------------------------

Weighted average common shares outstanding                            19,237               19,237
                                                          ------------------   ------------------
Common and common equivalent shares - fully diluted                   19,237               19,237
                                                          ==================   ==================
Net earnings per share - fully diluted                                 $0.06                $0.24
                                                          ==================   ==================